UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2021 (December 1, 2021)

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 460, Ithaca New York		14851
(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.10 par value	TMP	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tompkins Financial Corporation (the “Company”) is the parent and sole shareholder of VIST Bank d/b/a Tompkins VIST Bank (“Tompkins VIST”). On December 1, 2021, Tompkins VIST announced that Scott L. Gruber will retire as President and CEO of Tompkins VIST during the second quarter of 2022. Ms. Ginger G. Kunkel has been appointed as the Chief Operating Officer of Tompkins VIST, and is expected to assume leadership of Tompkins VIST upon Mr. Gruber’s retirement. Mr. Gruber is a named executive officer in the Company’s definitive proxy statement on Schedule 14A filed on March 29, 2021.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: December 3, 2021	/S/ Stephen S. Romaine
Stephen S. Romaine
President and CEO